EXHIBIT 8 (n)

                             PARTICIPATION AGREEMENT



                                      Among


         VAN KAMPEN LIFE INVESTMENT TRUST, VAN KAMPEN ASSET MANAGEMENT,
                              VAN KAMPEN FUNDS INC.
                                       and

                       OM FINANCIAL LIFE INSURANCE COMPANY




                                   Dated as of

                                 January 2, 2007

                                TABLE OF CONTENTS




                                                                          PAGE
ARTICLE I.            Purchase and Redemption of Fund Shares                 3

ARTICLE II.           Representations and Warranties                         4

ARTICLE ill.          Prospectuses, Reports to Shareholders
                      and Proxy Statements; Voting                           7

ARTICLE IV.           Sales Material and Information                         9

ARTICLE V.            Fees and Expenses                                      10

ARTICLE VI.           Diversification                                        11

ARTICLE VII.          Potential Conflicts                                    11

ARTICLE Vill.         Anti-Money Laundering                                  13

ARTICLE IX.           Indemnification                                        14

ARTICLE X.            Applicable Law                                         22

ARTICLE XI.           Termination                                            22

ARTICLE XII.          Notices                                                24

ARTICLE Xli.          Miscellaneous                                          25

SCHEDULE A            Separate Accounts and Associated Contracts             A-I

SCHEDULE B            Portfolios of The Universal Institutional Funds,
                      Inc.

                        Available Under this Agreement                       B-1

SCHEDULE C            Proxy Voting Procedures                                C-l



SCHEDULE D            Operating Procedures                                  D-l

        THIS AGREEMENT is made and entered into as of the 2nd day of January, 2007 by and among OLD MUTUAL FINANCIAL NETWORK. (the "Company"), a Maryland corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an "Account"), V AN KAMPEN LIFE INVESTMENT TRUST (the "Fund"), a Delaware business trust, VAN KAMPEN FUNDS INC. (the "Underwriter"), a Delaware corporation, and VAN KAMPEN ASSET MANAGEMENT (the "Adviser"), a Delaware corporation.

        WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products"); and

        WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund, the Underwriter and the Adviser substantially similar to the Agreement (the "Participating Insurance Companies"); and

        WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, anyone or more of which may be made available under this Agreement; and

        WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B hereto (each such series referred to as a "Portfolio"), as such Schedule may be amended from time to time by mutual written agreement of the parties hereto, to the Account( s) of the Company (all references herein to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B); and

        WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC"), dated September 19, 1990 (File No. 812-7552), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order"); and

        WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

       WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

        WHEREAS, the Adviser manages the Portfolios of the Fund; and

        WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and

       WHEREAS, the Company offers or proposes to offer certain Variable Insurance Products that it has registered (or will register) under the 1933 Act (the "Contracts"), each as set forth on Schedule A hereto; and

       WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

       WHEREAS, the Company has registered (or will register) certain Accounts as unit investment trusts under the 1940 Act that are attributable to the Contracts ("Accounts"), each as set forth on Schedule A hereto; and

       WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios, on behalf of each Account or sub-Account thereof (together, as applicable, an "Account"), to fund the Contracts and the Underwriter is authorized to sell such shares to each such Account at net asset value; and

       WHEREAS, the Fund, acting through the Fund's transfer agent, has established a master account on its mutual fund shareholder account system (the "T/A Account") reflecting the aggregate ownership of shares of the Fund and all transactions involving such shares by the Company on behalf of the Accounts; and

       WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to permit the Fund to receive, and the Company, or its authorized agent, to transmit, purchase, exchange and redemption orders of Portfolio shares using either manual procedures or the National Securities Clearing Corporation ("NSCC") Fund/SERV System ("Fund/SERV"), as set forth in the attached Schedule D; and

       WHEREAS, if the Company, the Fund, the Underwriter and the Adviser wish to receive and transmit Fund shares via Fund/SERV, it is intended that the Fund and the Company will establish an account using Fund/SERV (the "Fund/SERV Account") that will reflect corresponding transactions and Fund share balances in the T/A Account.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

                   ARTICLE I. PURCHASE AND REDEMPTION OF FUND SHARES

         1.1. The Fund and the Underwriter agree to sell to the Company shares of the Portfolio(s) and shall execute purchase orders placed for each Account on each Business Day at the net asset value (and with no sales charges) next computed after receipt by the Fund or its designee of such purchase order. For purposes of this Section 1.1, and for purposes of Rule 22c1 under the 1940 Act, the Company shall be the designee of the Fund and the Underwriter for receipt of such purchase orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by the time specified in the Operating Procedures attached hereto as Schedule D (the "Operating Procedures"). "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

         1.2. The Fund, so long as this Agreement is in effect, agrees to make shares of the Portfolios available continuously for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to SEC rules and the Fund shall calculate such net asset value on each day that the New York Stock Exchange, Inc. is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of a Portfolio will be sold to the general public.

         1.4. The Fund and the Underwriter agree to redeem for cash, on the Company's request, any full or fractional shares of the Portfolio(s) held by the Company, executing such redemption requests for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, and for purposes of Rule 22c-1 under the 1940 Act, the Company shall be the designee of the Fund and the Underwriter for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by the time specified in the Operating Procedures.

         1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus to the extent not inconsistent with the terms and conditions of this Agreement.

          1.6. The Fund and the Company will settle all purchase and redemption orders transmitted pursuant to Sections 1.1 and 1.4 of this Agreement, respectively, in accordance with the Operating Procedures.

          1.7. Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

          1.8. The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VI and VII of this Agreement, and Sections 2.1 and 2.4 of Article II are in effect to govern such sales.


                        ARTICLE II. REPRESENTATIONS AND WARRANTIES

          2.1. The Company represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) if it intends to become a member of the NSCC, it will be a member of good standing of the NSCC, or will be otherwise entitled to use Fund/SERV, and it will abide by the rules and regulations of the NSCC; (iii) it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable laws and regulations; and
   (iv) it has registered or, prior to any issuance or sale of the Contracts, will register and will thereafter maintain the registration of each Registered Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. The Company further represents and warrants that: (i) the interests under the Contracts are or will be registered and shall remain registered under the 1933 Act; and (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company shall amend the registration statement for the Accounts and the Contracts under the 1940
   Act and the 1933 Act, respectively, from time to time as required in order to effect the continuous offering of the Contracts.

         2.2. The Fund and the Underwriter represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state laws and that the Fund is and shall remain registered as an open-end management investment company under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

          2.3. The Fund and the Adviser represent and warrant that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that they will maintain such qualification (under

Subchapter M or any successor or similar provision) and that no other Participating Insurance Company will purchase shares in any Portfolio for any purpose or under any circumstances that would preclude the Company from "looking through" to the investments of each Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. The Fund or Adviser will notify the Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that any might not so qualify in the future.

       2.4. The Company represents and warrants that each Contract is and will continue to be treated as a "variable contract" under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder. The Company further represents and warrants that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that any Contract has ceased to be so treated or that any Account or Contract might not be so treated in the future; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by any investment vehicle in which the Company or an Account may invest with the requirements of Subchapter M or Section 817(h) of the Code, the regulations thereunder, or any successor provision.

       2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund Undertakes to have the Board, at least a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

       2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of its state of domicile and, to the extent specifically requested in writing by the Company, any other applicable state insurance laws or regulations, and the Fund represents that its operations are and shall at all times remain in material compliance with the laws of its state of domicile, to the extent required to perform this Agreement. The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

       2.7. The Fund and the Adviser represent and warrant that the Fund is lawfully organized and validly existing under the laws of the State of Delaware and that the Fund does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder. The Fund and Adviser represent and warrant that the Fund's operations, and that of each Portfolio, does and will comply with applicable federal law. The Fund and the Adviser represent and warrant that the Fund is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV, and will abide by the rules and regulations of the NSCC.

       2.8. The Adviser represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

         2.9. The Underwriter represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the" 1934 Act"); it shall remain duly registered under all applicable federal and state securities laws; it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and serves as principal underwriter/distributor of the Fund; and it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

         2.10. The Fund and Adviser represent and warrant that all of the Fund's directors, officers, employees, investment advisers, and other individuals/entities having access to the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as currently required by Rule 17 g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Account(s) are and shall continue to be at ail times covered by a blanket fidelity bond or similar coverage for the benefit of the Company and/or the Account(s) that is reasonable and customary in light of the Company's obligations under this Agreement. The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund, the Underwriter and the Adviser in the event that such coverage no longer applies.

         2.12. The Fund and the Adviser represent and warrant that for each quarter each Portfolio of the Fund does and will meet the diversification requirements of Section 817 (h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code, and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these Sections and regulations), as if those requirements applied directly to each such Portfolio. Fund or Adviser will notify Insurance Company immediately upon either Fund or Adviser having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply, and will immediately take all necessary steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation ss.
  1.817 -5.

  The Adviser agrees to provide the Company, upon request, with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

        2.13. The Fund and Adviser represent and warrant that the Fund is and shall maintain compliance with Rule 38a-1 under the 1940 Act and Adviser represents and warrants that the Adviser is and shall maintain compliance with Rule 206(4)-7 under the Advisers Act.

    ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

       3.1. At least annually (or in the case of a prospectus supplement, when that supplement is issued), the Fund or its designee shall timely provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information ("SAI") describing only the Portfo1io(s) and any supplements thereto as the Company may reasonably request for distribution, at the Fund's expense, to existing Contract owners. To the extent that the Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Portfolio(s) (except with respect to the SAI which the Company acknowledges includes combined disclosure for all of the active portfolios of the fund). The Company will distribute the prospectus (and SAI as requested by Contract owners) and supplements to existing, Contract owners and the Company shall bear such costs. The Fund shall provide the Company, at the Company's expense, with as many copies of the current Fund prospectus and SAI describing only the Portfolio(s) and any supplement thereto, as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera ready film or computer diskettes containing such documentation, including a final copy of a current prospectus set in type at the Fund's expense, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or SAI for the Fund is amended during the year) to have the prospectus or other disclosure document for the Contracts, and/or other fund companies, and the Fund's prospectus (and/or SAI for the Fund and the SAI for the Contracts) printed together in one document, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund.

       3.2. The statement of additional information of the Fund shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

       3.3. The Fund or its designee, at the Fund's expense, shall provide the Company or its mailing agent with printed copies of the Fund's current shareholder/Contract owner reports and other permissible communications to shareholders/Contract owners in such quantity as the Company may reasonably request for distribution, at the Fund's expense, to existing Contract owners. The Company will distribute these reports and other communications to existing Contract owners and the Company shall bear such costs. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's shareholder reports, and such other assistance as is reasonably necessary in order for the Company twice each year (once for the Fund's semi-annual report and once for the Fund's annual report) to have the reports for the Contract owners, and/or reports of other fund companies, and the Fund's shareholder reports printed together in one document in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund.

       3.4 The Fund, at its expense, shall provide the Company or its mailing agent with copies of its proxy statements and other related proxy communications (except for prospectuses and statements of additional information that are covered in Section 3.1 and reports to shareholders that are covered in Section 3.4) to shareholders in such quantity as the Company shall reasonably require for distributing to Existing Contract Owners. The Company will distribute this proxy material, and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution; provided that any proxy materials required as a result of events originating from the Company will be furnished and distributed at the expense of the Company. The Fund shall not pay any costs of distributing such materials to prospective Contract owners.

       3.5. If and to the extent required by law, the Company shall distribute all proxy materials furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

               (i)  solicit voting instructions from Contract owners;

               (ii) vote the Portfolio shares held in the Account in accordance with instructions received from Contract owners; and

              (iii) vote Portfolio shares held in the Account for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from the Company's Contract owners;

 so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable contract owners. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. If the Company is required to solicit voting instructions, the Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxies and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund (and for which the soliciting of voting instructions is required) calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

       3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) of the 1940 Act and, if and when applicable,

  Section 16(b) of the 1940 Act. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                       ARTICLE IV. Sales Material and Information

        4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or the Adviser is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

        4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund which are in the public domain or approved by the Fund for distribution to Fund shareholders, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designees. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

        4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s) or Contract(s) are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

        4.4. Neither the Fund, the Underwriter nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement, prospectus, for the Contracts, as such documents may be amended or supplemented from time to time, or in reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material provided by the Company or its designee, except with the written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

        4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after filing of each such document with the Commission or the NASD.

       4.6. The Company will provide to the Fund, to the extent applicable, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to investment in the Fund or the Portfolios under the Contracts within a reasonable time after filing of each such document with the Commission or the NASD.

       4.7. The Fund and Adviser will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Account. The Fund and Adviser will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Fund and Adviser will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

         4.8. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited, to advertisements (sucho as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information or other disclosure documents, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                             ARTICLE V. Fees and Expenses

       5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and shareholder servicing expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing.

       5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. Except as otherwise set forth in Section 3.2 of this Agreement, the Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the SEC of Forms N-CSR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund, preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports, setting the prospectus and SAI in type, printing the prospectus and SAI, setting in type and printing the proxy materials and reports to shareholders/Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution and other expenses as set forth in Article III of this Agreement.


                               ARTICLE VI. Diversification

        [Reserved. ]


                            ARTICLE VII. Potential Conflicts

        7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Fund shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

       7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict. The Company agrees that these responsibilities will be carried out with a view only to the interests of Contract owners.

       7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:
 (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

        7.4. If an irreconcilable material conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing . irreconcilable material conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds. Until the end of such period the Fund, Adviser and Underwriter will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

        7.5. For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

       7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding

 Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.7, 3.8, 7.1, 7.2, 7.3 and
 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

        7.7. Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof and in the Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

                         ARTICLE VIII. ANTI-MONEY LAUNDERING

        8.1. The Company represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, .and implementing regulations of the Bank Secrecy Act ("BSA Regulations"). and: applicable guidance issued by, the SEC and the guidance and rules of the applicable Exchanges, SROs and the NASD (collectively, "Guidance").

        8.2. In connection with the Fund's reliance on Company to perform Customer Identification Program ("ClP") procedures on its behalf, the Company represents and warrants that (1) Company is subject to a rule implementing 31 US.c. 5318(h) and maintains an anti-money laundering program consistent with the USA PATRIOT Act and the rules thereunder; (2) Company is regulated by a Federal functional regulator as that term is defined under 31.C.F.R. ss.103.120(a)(2); (3) Company has implemented a ClP compliant with Section 326 and 31 C.F.R. ss.103.137(b) that enables Company to form a reasonable belief that it knows the true identity of its customers, including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether the customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; and (4) Company will certify annually that it has implemented its anti-money laundering program and that it or its agent will perform all aspects of its ClP procedures with respect to customers referred to the Fund by the Company.

        8.3. The Company represents and warrants that to the extent that any owner of a Contract which provides for the allocation of purchase payments and Contract value to sub accounts investing in shares of a Portfolio is a current or former Senior Foreign Political Figure ("SFPF"), an immediate family member of a SFPF, a person who is widely known (or is actually known by the Company) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

       8.4. The Company represents and warrants that to the extent any owner of a Contract is a foreign bank, it has taken reasonable measures and has obtained certifications and will obtain re-certifications that indicate that such Contract owner is not a foreign shell bank, as defined in the BSA Regulations.

       8.5. The Company will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Contract from:

              (i) A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control ("OF AC"), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OF AC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

              (ii) A foreign shell bank (i.e., a bank with no physical presence in any country).

       8.6 The Company agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of the Fund if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Funds.

       8.7 The Company agrees that if the Fund, Underwriter or Adviser is required to supply information, documentation or guidance to a securities regulatory organization ("SRO") or government department or agency about the CIP of the Fund or the Underwriter or the Adviser or the measures taken to obtain information and to verify the identity of any owner of a Contract who has allocated purchase payments or Contract value to Portfolios available under the Contract, Company shall allow such SRO or government department or agency to examine its files pertaining to such Contract owner.

                              ARTICLE IX. INDEMNIFICATION

       9.1.   INDEMNIFICATION BY THE COMPANY

       9.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter, the Adviser and each member of the Board and each officer and employee of the Fund, and each director, officer and employee of the Underwriter and the Adviser, and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 9.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses, or actions in respect thereof, or settlements are related to the sale, holding or acquisition of the Fund's shares or the Contracts and:

        (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, for the Contracts or contained in the Contracts or sales or other promotional literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser or the Underwriter for use in the registration statement, prospectus, SAI, for the Contracts or in the Contracts or sales or other promotional literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or its designee, and other than statements or representations authorized in writing by the Fund, the Underwriter or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale, holding or distribution of the Contracts or Fund shares; or

        (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

        (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

        (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

 Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 9.1(b) and 9.1 (c) below.

        9.1 (b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or action incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

        9.1 (c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Company and the Company is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will NOT be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

        (i) the Company and the Indemnified Party will have mutually agreed to the retention of such counsel; or

        (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX will survive any termination of this Agreement.

        9.1 (d). The Fund, the Underwriter or the Adviser, as applicable, will promptly notify the Company of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance, holding or sale of the Fund shares or the Contracts, or the operation of the Fund.

        9.2. INDEMNIFICATION BY THE UNDERWRITER

        9.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, agents and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses, or actions in respect thereof, or settlements are related to the sale, holding or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in registration statement, prospectus, or sales or other promotional literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized in writing by the Company) or unlawful conduct of the Fund or the Underwriter or persons under their respective control, with respect to the sale or distribution of the Contracts or in writing shares; or

              (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales or other promotional literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter or persons under the control of the Fund or Underwriter; or

              (iv) arise as a result of any failure by the Underwriter or Fund to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund.

 Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) below.

        9.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or action incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

        9.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Underwriter and the Underwriter is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless

        (i) the Underwriter and the Indemnified Party will have mutually agreed to the retention of such counsel; or

        (ii) the named parties to any such proceeding (including any impleaded parties) include both the Underwriter and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Underwriter will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Underwriter agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX will survive any termination of this Agreement.

         9.2(d). The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

         9.3. INDEMNIFICATION BY THE ADVISER AND THE FUND

         9.3(a) The Adviser and the Fund, jointly and severally agree to indemnify and hold harmless the Company and each of its directors, officers, agents and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this
  Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser or Fund, respectively) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise; insofar as such losses, claims, damages, liabilities or expenses, or actions in respect thereof, or settlements are related to the sale, holding or acquisition of the Fund shares or the Contracts and:

        (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, or sales or other promotional literature for the Contracts not supplied by the Fund or the Adviser or persons under their respective control and other than statements or representations authorized in writing by the Company) or unlawful conduct of the Fund or the Adviser or persons under their respective control, with respect to the sale or distribution of the Contracts or Fund shares; or

             (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales or other promotional literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser or persons under the control of the Fund or Adviser; or

              (iv) arise as a result of any failure by the Fund or Adviser to provide the services and furnish the materials under the terms of this Agreement; or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or Adviser.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) below.

        9.3(b). The Adviser or Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or action incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement. 9.3(c). The Adviser or Fund (the "Indemnifying Parties" for purposes of this Section 9.3(c)) shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Parties and the Indemnifying Parties is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless

        (i) the Indemnifying Parties and the Indemnified Party will have mutually agreed to the retention of such counsel; or

        (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Parties and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Parties will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Parties agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX will survive any termination of this Agreement.

        9.3( d). The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s)~ .

        9.4 INDEMNIFICATION FOR FAILURE TO COMPLY WITH DIVERSIFICATION REQUIREMENTS

        The Fund, Adviser and Underwriter acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article II, Section 2.12 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 9.2(a) or 9.3(a) hereof and without in anyway limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Underwriter shall indemnify the Company against any losses, claims, expenses, damages, liabilities and settlements to which the Company is subject due to such failure.

                            ARTICLE X. APPLICABLE LAW

        10.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland without reference to its conflict of law provisions.

        10.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                        ARTICLE XI. TERMINATION

        11.1. This Agreement shall continue in full force and effect until the first to occur of:

        (a) termination by any party for any reason with respect to one, some or all of the Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

        (b) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

        (c) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

        (d) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision or if the Company reasonably and in good faith believes that the Portfolio may fail to so qualify; or

        (e) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Section 2.12 hereof or if the Company reasonably and in good faith believes the Portfolio may fail to meet such requirements; or

        (f) termination by the Fund, the Underwriter or the Adviser by written notice to the Company if the Fund, the Underwriter or the Adviser, as applicable, shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, the Adviser or the Underwriter, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

        (g) termination by the Company by written notice to the Fund, the Underwriter and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Underwriter or the Adviser and/or any of their affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective upon written notice of the election to terminate; or

        (h) termination by the Fund, the Underwriter or the Adviser by written notice to the Company, if the Company gives the Fund, the Underwriter and the Adviser the written notice specified in
                Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 11.1(h) shall be effective forty-five (45) days after the notice specified in Section 1.5 was given; or

        (i) termination by any party to this Agreement upon another party's material breach of any provision of this Agreement; or

        (j) at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by the NASD, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

        (k) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund, the Underwriter or the Adviser by the NASD, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, the Underwriter's or the Adviser's ability to perform its obligations under this Agreement; or

        (1) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approval(s).


        11.2. Notwithstanding any termination of this Agreement with respect to one or more Portfolios, the Fund and the Underwriter shall at the option of the Company continue to make available additional shares of the Fund, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), unless such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory authority, or unless the Board determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, subject to the foregoing, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolio, redemption of investments in the Portfolio and/or investment in the Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                                  ARTICLE XII. NOTICES

       Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

              If to the Fund:

                   Van Kampen Life Investment Trust
                   1 Parkview Plaza
                   Oakbrook Terrace,
                   Illinois 60181
                   Attention: President

              If to the Adviser:
                   VanKampen Asset Management
                   1 Parkview Plaza
                   Oakbrook Terrace, Illinois 60181
                   Attention: President

              If to the Underwriter:
                   Van Kampen Funds Inc.
                   1 Parkview Plaza
                   Oakbrook Terrace,
                   Illinois 60181
                   Attention: President

              If to the Company:

                 OM Financial Life Insurance Company
                 1001 Fleet Street, 6th Floor - Legal
                 Baltimore, MD 21202
                 Attention: Securities Counsel

                           ARTICLE XIII. MISCELLANEOUS

        13.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund. Each of the Company, the Underwriter and the Adviser acknowledges and agrees that, as provided by the Fund's Agreement and Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Fund and the Portfolios shall not personally be bound by or be liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. A Certificate of Trust referring to the Fund's Agreement and Declaration of Trust is on file with the Secretary of State of Delaware.

        13.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another party ("Confidential Information"). Each party agrees not to disclose, disseminate or utilize another party's Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other party, (iii) where the Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) as otherwise required or permitted under applicable law.

         13.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         13.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         13.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         13.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish state insurance authorities with any information or reports in connection with services provided under this Agreement which such authorities may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable law and regulations.

         13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

        13.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

        13.9. The Fund, Underwriter and the Adviser acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 14.9), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund, Underwriter and the Adviser agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund, Underwriter or the Adviser from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund, Underwriter or the Adviser, the Fund, Underwriter and the Adviser will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Fund and the Adviser acknowledge that any breach of the agreements in this
 Section 14.9 would result in immediate and irreparable haim to the Protected :Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

        13.10 Unless otherwise specifically provided in this Agreement, no provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties.

        13.11 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

        13.12 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

        13.13 The schedules to this Agreement (each a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

        13.14 Each Portfolio agrees to consult in advance with the Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Portfolio's shareholders pursuant to Section 853 of the Code.

        13.15 The parties have entered into or shall enter in to an Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.


                        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative of the date specified above.



 OM FINANCIAL LIFE INSURANCE COMPANY
 BY:
 NAME:
 TITLE:


 VAN KAMPEN LIFE INVESTMENT TRUST



 BY:
 NAME:    JAMES GARRETT
 TITLE:   CFO AND TREASURER


 VAN KAMPEN ASSET MANAGEMENT



 BY:
 NAME: EDWARD WOOD
 TITLE: MANAGING DIRECTOR


 VAN KAMPEN FUNDS INC.

 BY:
 NAME: ANDREW SCHERER
 TITLE: MANAGING DIRECTOR

(ii)
        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative of the date specified above.


 OM FINANCIAL LIFE INSURANCE COMPANY

 By:
        ---------------------
 Name:
 Title:

VAN KAMPEN INVESTMENT TRUST


 By:
        ---------------------
Name:  James Garrett
Title: CFO and Treasurer


 VAN KAMPEN ASSET MANAGEMENT

 By:
        ---------------------

Name: Andrew Scherer
Title: Managing Director

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Name of Separate Account and                Form Number and Name of
Date Established by Board of Directors      Contract Funded by Separate Account


ACCOUNT(S)                                  CONTRACT(S)

Old Mutual Financial Network                Beacon Navigator
Separate Account VA                             FGL FPDVA 2006 (individual)
                                                FGL FPDVA-2006(group)

                                   SCHEDULE B

             PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                         AVAILABLE UNDER THIS AGREEMENT




               Growth and Income Portfolio - Class II Shares

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

 The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

        o The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from Contract owners and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.

        o Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses, and number of units which are attributed to each Contract Owner; Po1icyholder,(the "Customer"} o as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

                Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

        o The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of
                Section 3.4 of the Participation Agreement to which this Schedule relates.

        o The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 Business Days for printing information on the Cards. Information commonly found on the Cards includes:

                name (legal name as found on account registration) address fund oraccount number coding to state number of units individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

        o During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

                Voting Instruction Card(s)
                One proxy notice and statement (one document) return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent "urge buckslip" - optional, but recommended (this is a small, single sheet of paper that request Customers to vote as quickly as possible and that their vote is important; one copy will be supplied by the Fund.)
                cover letter - optional; supplied by Company and reviewed and approved in advance by the Fund

        o The above contents should be received by the Company approximately 3-5Business Days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

        o       Package mailed by the Company.

                * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the shareholder meeting, counting backwards.

        o Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

        Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

        o Signatures on Card checked against legal name on account registration that was printed on the Card.

        Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

        o If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

        o There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

        o The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.

        o Final tabulation in shares is verbally given by the Company to the Fund on the morning of the shareholder meeting not later than 10:00 a.m .

        o Eastern time., The Fund, may request 'an ' earlier deadline if reasonable and if required to calculate the vote in time for the shareholder meeting.

        o A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

        o The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

        o All approvals and "signing-off' may be done orally, but must always be followed up in writing.

  for reimbursement of any loss sustained by the Fund that may arise out of the improper transmittal of such Orders.

         All Orders transmitted to the Fund via Fund/SERV will be communicated in accordance with Fund/SERV rules, guidelines and procedures. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

        D. FUND/SERV CONFIRMATION. The Fund or its designee will transmit a confirmation via Fund/SERV that will set forth, for each T/A Account, the number of Portfolio shares purchased, exchanged and redeemed, the beginning and ending share balances, and the net asset value per share. The Fund reserves the right, in its sole discretion, (i) to reject any Order (notwithstanding that Company may have received Fund/SERV confirmation of the Order), and (ii) to require any Order to be settled outside of Fund/SERV, in which case the Fund shall not confirm such Order via Fund/SERV and such Order shall settle in accordance with the Manual Procedures discussed below.

         E. PRICING OF ORDERS. Day 1 Trades communicated to the Fund as provided under Section C of these Fund/SERV Procedures will be effected at, the Share Price for the applicable Portfolio.

         F. SETTLEMENT. Day 1 Trades confirmed by the Fund via Fund/SERV will settle in U.S. dollars in accordance with the Fund's profile within Fund/SERV applicable to the Company.

         G. DIVIDENDS AND OTHER DISTRIBUTIONS. The Fund or designee will furnish same day notice to the Company or its designee of the declaration of any income, dividends or other distributions payable on the shares of each Portfolio via Networking. The Company hereby elects to receive income, dividends and distributions with respect to a Portfolio in additional shares of the Portfolio held by the T/A Account(s) at the ex-dividend date net asset values. The Company reserves the right to revoke this election and receive all such income, dividends and distributions in cash. The Fund or its designee will notify the Company or its designee, via Networking, as to the number of shares so issued.

         H. ACCOUNT REPORTING AND VERIFICATION. The Fund or its designee will transmit or make available to the Company, via Networking, a report containing any transactions or other activity occurring in a T/A Account on a Business Day, including any Fund/SERV transactions, and the share balance for each T/A Account in accordance with Fund/SERV's Networking guidelines. The Company will promptly review and verify this information on Networking and immediately advise the Fund or designee in writing of any discrepancies between the Company's records and the balance in the T/A Account(s).

         If the Company chooses not to utilize Networking, the Fund or designee will deliver to the Company a physical statement for the preceding calendar month reflecting the shares of each Portfolio held by the T/A Account(s) as of the end of such preceding month and all purchases, exchanges and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will, immediately on receipt of any physical confirmation or statement concerning an Account, verify the information contained therein against the information contained on the Company's record-keeping system and immediately advise the Fund in writing of any discrepancies between such information.

        The Fund and the Company will cooperate to resolve any such discrepancies mentioned in this Section H as soon as reasonably practicable.

        I. PROCESSING ADIUSTMENTS. In the event of any error or delay with respect to these FundiSERV and Networking Procedures that is not caused by the Company or its designee, the Fund will make any adjustments on its (or its transfer agent's) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its recordkeeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these FundiSERV and Networking Procedures.

        J. FUNDISERV UNAVAILABILITY. If the FundiSERV and Networking systems are unavailable for any reason, or if it is otherwise impracticable to operate in accordance with these FundiSERV and Networking Procedures, transactions shall be processed in accordance with the Manual Procedures below.

                                II: MANUAVPROCEDURES

        A. TRANSMITTAL OF PORTFOLIO INFORMATION. With respect to each Portfolio, the Fund or it transfer agent will provide the Company with (i) the Share Price determined as of the Close of Trading on each Business Day; and (ii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use its best efforts to communicate, or have its transfer agent communicate, such information to the Company or its designee by 6:00 p.m. Eastern Time each Business Day. In the event that the Fund is unable to meet the 6:00 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Fund shares and wire net payments for the purchase of Fund shares. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Company.

        B. TRANSMITTAL OF ORDERS. The Company agrees that, unless otherwise agreed to in writing with the Fund, Instructions received by the Company prior to the Close of Trading on any Business Day ("Day 1 ") will be transmitted to the Fund by facsimile no later than 11 :00 a.m. Eastern Time on the following Business Day ("Day 2") or such later time as permitted by Schedule D, Section II.A., hereof (such Orders are referred to as "Day 1 Trades"). Each transmission by the Company or its designee of a purchase, exchange or redemption order relating to a Business Day ("Order") will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase, exchange and redemption Instructions so received by the Company.

        All Orders transmitted to the Fund will be communicated in U.S. dollars and will indicate the date of the transaction. On Business Days where there are no Orders, or where the net dollar amount for purchases and redemptions for an Account equals zero, the communication will so indicate. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

                   C. PRICING OF ORDERS. Day 1 Trades communicated to the Fund by 11 :00 a.m. Eastern Time on Day 2 or such later time as permitted by Schedule D, Section IT.A., hereof will be effected at the Share Price for the applicable Portfolio on Day 1.

                   D. SETTLEMENT.

                   1. Purchase Orders. In the case of Day 1 Trades that constitute a net purchase (including exchanges) Order, the Company or its designee will arrange for a federal funds wire transfer of the net purchase amount to a custodial account designated by the Fund by 3:00 p.m. Eastern Time on Day 2 or such later time as permitted by Schedule D, Section IT.A., hereof. Upon receipt by the Fund or such custodial account of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
                  2. Redemption Orders. In the case of Day 1 Trades that constitute a net redemption (including exchanges) Order, the Fund or its designee will arrange for a federal funds wire transfer of the net redemption amount toa custodial account designated by the Company on Day 2, or in no instant later than the time provided for in the applicable Portfolio's prospectus. Opon receipt by the Company or such custodial account. of the payment, such fund shall cease to the responsibility of the Fund and shall become the responsibility of the Company.
                   3. Generally. Settlements will be in U.S. dollars. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. Transactions that are the subject of such Orders will be processed at the Share Price for the applicable Portfolio on the Business Day to which the Orders originally relate.

                  E. DIVIDENDS AND OTHER DISTRIBUTIONS. The Fund or its designee will furnish same day notice to the Company or its designee of the declaration of any income, dividends or other distributions payable on the shares of each Portfolio, via facsimile or other method agreed upon by the parties. The Company hereby elects to receive all such income, dividends and distributions with respect to a Portfolio in additional shares of the Portfolio held by the T/A Account(s) at the ex-dividend date net asset values. The Company reserves the right to revoke this election and receive all such income, dividends and other distributions in cash. The Fund or designee will notify the Company or its designee as to the number of shares so issued as payment of such income, dividends and distributions.

                  F. ACCOUNT REPORTING AND VERIFICATION. The Fund or its designee will deliver to the Company or its designee in writing, via facsimile or other method agreed upon in writing by the parties a statement for the preceding calendar month reflecting the shares of each Portfolio held by the T/A Account(s) as of the end of such preceding month and all purchases, exchanges and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will, immediately on receipt of any statement concerning a T/A Account, verify the information contained therein against the information contained on the Company's record keeping system and immediately advise the Fund or its designee, in writing of any discrepancies between such information. The Fund and the Company will cooperate to resolve any such discrepancies as soon as reasonably practicable.

         G. CORRECTION OF NET ASSET VALUE. If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Fund shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share, and the Adviser shall bear the cost of correcting such errors and shall reimburse the Company for any expenses incurred related to correction of the net asset value (including correcting Contract owner accounts). Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.